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                                                                Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-22651) of our report dated January 31, 1997, except for Notes 1,2, 17 and 18, as to which the date is March 1, 1997, on our audits of the consolidated financial statements and financial statement schedule of Carey International, Inc. and Subsidiaries as of November 30, 1996 and 1995 and for each year in the three year period ended November 30, 1996, which includes an explanatory paragraph relating to a restatement for a change in the revenue recognition method. We also consent to the reference to our firm under the caption "Experts."

                                                   /s/ Coopers & Lybrand L.L.P.
                                                   ----------------------------
                                                   Coopers & Lybrand L.L.P.
                                                   Washington, D.C.
                                                   April 23, 1997